    As filed with the Securities and Exchange Commission on July 23, 1999
                                                     Registration No. 333-_____
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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        NICOLLET PROCESS ENGINEERING, INC.
               (Exact name of registrant as specified in its charter)

         MINNESOTA                                     41-1528120
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

420 NORTH FIFTH STREET, FORD CENTRE, SUITE 1040
              MINNEAPOLIS, MN                                         55401
  (Address of Principal Executive Offices)                          (Zip Code)

                             ----------------------

                        NICOLLET PROCESS ENGINEERING, INC.
                  1995 AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             ----------------------

                                EVROS PSILOYENIS
                       PRESIDENT AND CHIEF OPERATING OFFICER
                        NICOLLET PROCESS ENGINEERING, INC.
                 420 NORTH FIFTH STREET, FORD CENTRE, SUITE 1040
                              MINNEAPOLIS, MN 55401
                                 (612) 339-7958
                       (Name, address and telephone number,
                    including area code, of agent for service)

                             ----------------------

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES        AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
    TO BE REGISTERED       REGISTERED (1)(2)      PRICE PER SHARE (3)           OFFERING PRICE (3)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share          2,600,000 shares(2)           $.99                      $2,574,000                  $715.57
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the above-referenced employee benefit plan.

(2) Represents the increase in the total number of shares reserved for issuance under Nicollet's 1995 Amended and Restated Stock Incentive Plan. An aggregate of 400,000 shares has been previously registered under a Registration Statement on Form S-8 (Reg. No. 333-09505). This Registration Statement also covers such an indeterminate number of additional shares as may be issued pursuant to the antidilution provisions of the 1995 Amended and Restated Stock Incentive Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee. The calculations are based on the average high and low reported sales prices of Nicollet's common stock on July 22, 1999, on the over-the-counter market, as reported by the OTC Bulletin Board.

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

                     STATEMENT UNDER GENERAL INSTRUCTION E --
                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 2,600,000 shares of common stock, par value $0.01 per share, of Nicollet Process Engineering reserved for issuance under Nicollet's 1995 Amended and Restated Stock Incentive Plan. This increase was approved by the unanimous vote of the Board of Directors of Nicollet on December 15, 1998 and by the shareholders of Nicollet on April 7, 1999. Pursuant to Instruction E, the contents of Nicollet's Registration Statement on Form S-8, File No. 333-09505, including without limitation periodic reports that Nicollet filed, or will file, after such Form S-8 to maintain current information about Nicollet, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                 PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.


EXHIBIT NO.         DESCRIPTION
-----------         -----------
5.1                 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP
23.1                Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
23.2                Consent of Ernst & Young LLP
24.1                Power of Attorney (see page 2)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Nicollet certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 20, 1999.

                                       NICOLLET PROCESS ENGINEERING, INC.


                                       By: /s/ Evros Psiloyenis
                                           ------------------------------------
                                           Evros Psiloyenis
                                           President and Chief Operating Officer
                                           (principal executive officer)


                                       By: /s/ Frank van Luttikhuizen
                                           -------------------------------------
                                           Frank van Luttikhuizen
                                           Interim Chief Financial Officer
                                           (principal financial and accounting
                                           officer)


                               POWER OF ATTORNEY

              Each person whose signature appears below constitutes and appoints Evros Psiloyenis and Frank van Luttikhuizen, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 20, 1999 by the following persons in the capacities indicated.


SIGNATURE                                                     TITLE
---------                                                     -----
/s/ Thomas W. Bugbee                                         Director
-------------------------------------
Thomas W. Bugbee

/s/ Andrew K. Boszhardt, Jr.                                 Director
-------------------------------------
Andrew K. Boszhardt, Jr.

/s/ John van Leeuwen                                         Director
-------------------------------------
John van Leeuwen

                                                             Director
-------------------------------------
Manuel Schiappa Pietra


                               INDEX TO EXHIBITS


NO.                  ITEM                                          METHOD OF FILING
---                  ----                                          ----------------
5.1       Opinion of Oppenheimer Wolff & Donnelly LLP..............Filed herewith.

23.1      Consent of Ernst & Young LLP.............................Filed herewith.

23.2      Consent of Oppenheimer Wolff & Donnelly LLP..............Included in Exhibit 5.1.

24.1      Power of Attorney........................................Included on page 2 of this Registration
                                                                   Statement.
